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                                                                      Exhibit 21

                     AMC ENTERTAINMENT INC. AND ITS SUBSIDIARIES
AMC Entertainment Inc.
    American Multi-Cinema, Inc.
         AMC Realty, Inc.
              Centertainment, Inc.
    AMC Entertainment International, Inc.
         AMC Entertainment International Limited
              AMC Entertainment Espana S.A.
              Actividades Multi-Cinemas E Espectaculos, LDA
              AMC Theatres of U.K., Limited
         AMC De Mexico, S.A., De C.V.
         AMC Europe S.A.
    National Cinema Network, Inc.




All subsidiaries are wholly-owned.